Exhibit 99.2

UNAUDITED PROFORMA FINANCIAL INFORMATION

On February 20, 2026, LSI Industries Inc. (“LSI” or the “Company”) entered into an agreement and a plan of merger to acquire SRR Holdings, Inc. (Royston) which was completed on March 24, 2026. Royston was acquired for $325.0 million; 320.0 million in cash and $5.0 million in the Company’s common stock, subject to a working capital adjustment. The Company prefunded $13.2 million as an estimate of the cash and working capital acquired which brings the total purchase consideration to $338.2 million. The Company incurred acquisition-related costs totaling $6.5 million which are included in the selling and administrative expense line of the consolidated statements of operations. The Company funded the initial purchase consideration totaling $338.2 million with a combination of cash on hand, the $150 million revolving line of credit, the $200 million five-year term loan, and the $98.1 million of net proceeds from the Company’s February 26, 2026, public common stock offering.

The following unaudited proforma financial information has been prepared in accordance with Article 11 of Regulation S-X and gives effect to the acquisition by LSI using the acquisition method of accounting with the assumptions and adjustments described in the accompanying notes to the unaudited pro forma financial information.

The Unaudited Pro Forma Condensed Combined Statement of Operations are presented to give effect to the merger as if it occurred on July 1, 2024. The proforma financial information should be read in conjunction with the following:

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LSI’s historical consolidated financial statements that were included in its Quarterly Report on Form 10-Q for the period ended March 31, 2026, and Annual Report on Form 10-K for the year ended June 30, 2025.

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Royston’s historical financial statements are included in this Current Report on Form 8-K. The historical statements of Royston have been adjusted to conform to the Company’s financial statement presentation.

The unaudited condensed combined pro forma statements of operations are presented for illustrative purposes only and is not necessarily indicative of the results of operations that would have actually been reported had the acquisition occurred on July 1, 2024, nor is it necessarily indicative of the future results of the operations. The unaudited proforma condensed combined statements of operations include adjustments to reflect the allocation of the purchase price to acquired assets and assumed liabilities of Royston and related financing for this transactions.

The unaudited proforma condensed combined financial information is based on the assumptions and proforma adjustments that are described in the accompanying notes. The proforma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed. Adjustments have been made solely for the purpose of providing unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial information is not necessarily indicative of the results of operations in the future periods or the result that actually would have been realized had LSI and Royston been a combined organization during the specified periods. The actual results reported in periods following the Merger may differ significantly from those reflected in the unaudited condensed combined pro forma financial information presented herein for a number of reasons, including, but not limited to, differences in the assumptions used to prepare this unaudited pro forma condensed combined financial information.

LSI Industries Inc.
Unaudited Proforma Condensed Combined Statement of Operations
Nine Months Ended March 31, 2026
(Unaudited)
(amounts in thousands except per share data)

	Historical	Historical	Pro Forma		Pro Forma
	LSI	Royston	Adjustments		Total
Sales	$454,776	$198,479			$653,255

Cost of goods sold	338,826	149,125	840	C	488,791
Gross profit (loss)	115,950	49,354	(840)		164,464

Selling and administrative costs	92,037	32,036	(1,044)	D, B	123,029
Operating income	23,913	17,318	204		41,435

Interest expense	1,794	5,806	4,125	F	11,725
Other (income)/expense	671	(110)	(567)	E	(6)
Income (loss) before taxes	21,448	11,622	(3,354)		29,716

Income tax expense	5,745	2,969	(704)	G	8,010
Net income (loss)	$15,703	$8,653	$(2,650)		$21,706

Earnings per share
Basic	$0.50				$0.59
Diluted	$0.48				$0.57

Weighted average common shares outstanding
Basic	31,531		5,517	A	37,048
Diluted	32,387		5,517	A	37,904

LSI Industries Inc.
Unaudited Proforma Condensed Combined Statement of Operations
Twelve Months Ended June 30, 2025
(Unaudited)
(amounts in thousands except per share data)

	Historical	Historical	Pro Forma		Pro Forma
	LSI	Royston	Adjustments		Total
Sales	$573,377	$269,476			$842,853

Cost of goods sold	431,597	205,958	1,120	C	638,675
Gross profit (loss)	141,780	63,518	(1,120)		204,178

Selling and administrative costs	106,011	43,902	5,869	D, B	155,782
Operating income (loss)	35,769	19,616	(6,989)		48,396

Interest expense	3,129	9,057	3,420	F	15,606
Other (income)/expense	(398)	427	(756)	E	(727)
Income (loss) before taxes	33,038	10,132	(9,653)		33,517

Income tax expense (benefit)	8,655	(4,658)	(2,027)	G	1,970
Net income (loss)	$24,383	$14,790	$(7,626)		$31,547

Earnings per share
Basic	$0.82				$0.89
Diluted	$0.79				$0.87

Weighted average common shares outstanding
Basic	29,903		5,517	A	35,420
Diluted	30,832		5,517	A	36,349

NOTE 1 – RECONILIATION OF SSR HOLDING, INC. STATEMENT OF OPERATIONS

To reconcile the consolidated statements of operations for Royston filed in the Form 8-K report for the year ended December 31, 2024, and the nine months ended September 30, 2025, the following tables provide the quarterly financial information supporting the combined statement operations used in the proforma.

LSI Industries Inc.
Unaudited Proforma Condensed Combined Statement of Operations
Royston Twelve Months Ended March 31, 2025	X	Y	Z	X + Y - Z
(Unaudited)	12 Mos 12.31.24	3 Mos 3.31.25	3 Mos 3.31.24	12 Mos 3.31.25
(amounts in thousands except per share data	Historical	Historical	Historical	Historical
	Royston	Royston	Royston	Royston
Sales	$271,328	$66,544	$(68,396)	$269,476

Cost of Goods Sold	210,835	49,407	(54,284)	205,958
Gross Profit	60,493	17,137	(14,112)	63,518

Selling and Administrative Costs	42,818	11,418	(10,334)	43,902
Operating Income	17,675	5,719	(3,778)	19,616

Interest Expense	9,502	2,093	(2,538)	9,057
Other (Income)/Expense	363	27	37	427
Income Before Taxes	7,810	3,599	(1,277)	10,132

Income Tax Expense	(5,010)	875	(523)	(4,658)
Net Income	$12,820	$2,724	$(754)	$14,790

LSI Industries Inc.
Unaudited Proforma Condensed Combined Statement of Operations
Royston Nine Months Ended December 31, 2025	X	Y	X - Y
(Unaudited)	12 Mos 12.31.25	3 Mos 3.31.25	9 Mos 12.31.25
(amounts in thousands except per share data	Historical	Historical	Historical
	Royston	Royston	Royston
Sales	$265,023	$(66,544)	$198,479

Cost of Goods Sold	198,532	(49,407)	149,125
Gross Profit	66,491	(17,137)	49,354

Selling and Administrative Costs	43,454	(11,418)	32,036
Operating Income	23,037	(5,719)	17,318

Interest Expense	7,899	(2,093)	5,806
Other (Income)/Expense	(83)	(27)	(110)
Income Before Taxes	15,221	(3,599)	11,622

Income Tax Expense	3,844	(875)	2,969
Net Income	$11,377	$(2,724)	$8,653

Basis of Presentation

The unaudited pro forma condensed combined financial statements are based upon the historical consolidated financial statements of LSI Industries Inc. (LSI or Company) which were included in its Quarterly Report on Form 10-Q for the nine months ended March 31, 2026, and Annual Report on Form 10-K for the year ended June 30, 2025, and Royston financial statements for the comparable periods are included in this Current Report on Form 8K. The unaudited pro forma condensed combined statements of operations for the nine months ended March 31, 2026, and the year end June 30, 2025, combine the historical statements of operations of LSI and Royston, adjusted to reflect the pro forma effect as if the acquisition of Royston occurred on July 1, 2024 (the first day of the LSI’s 2025 fiscal year).

The unaudited proforma condensed combined financial information is based on management’s current best estimate of the assumptions and adjustments that are described in the accompanying notes. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and is analyzed and has been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary accounting conclusions and estimates and the final accounting conclusions and amounts may occur as a result and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future results of operations.

Pro Forma Adjustments

A – Estimated Purchase consideration for the acquisition of Royston Group (Royston) for $325 million which includes $320 million of cash and $5 million equity with the difference coming from the Company’s credit facility and through a private sale of equity. The Company raised $98.1 million net of discount with the remaining $240 million though the Company’s credit facility. Assume an average stock price of $18.50 per share through the private equity offering (totaling 5,290,000 shares) and $22.07 per share for the $5 million in shares (totaling 226,552 shares) which are part of the purchase consideration. The value of these shares was determined at the close of business on 2/19/2026.

B – Added acquisition transaction costs of $7.0 million for 12 months ended June 30, 2025. Removed $1.1 million of acquisition related transactions costs for the 9 months ended March 31, 2026, that were included in Royston’s historical results. LSI’s reported results for the 9 months ended March 31, 2026, includes acquisition costs of $7.0 million.

C – The increase in depreciation expense related to the fair value estimate of Royston’s fixed assets. Refer to the estimated fair values below. Over a 9-month period, depreciation expense will increase $840K and over a 12-month period depreciation expense will increase $1,120K.

Machinery and equipment - 10 year life	23,357
Furniture and fixture - 7 year life	642
Leasehold improvements - 7 year life	5,889
Vehicles- 5 year life	828
Computer - 5 year life	1,883
CIP- Undefined life	450
Total	33,049

D – To eliminate the intangible asset amortization expense recorded prior to acquisition and to record the amortization expense of Royston’s revalued intangible assets. Intangible assets will consist of the Royston Trade Name (indefinite life), Technology assets (7-year life), and a Customer Relation asset (20-year life). Amortization expense will be $6,707K over a 9-month period and $8,943K over a 12-month period.

Tradename - Indefinite life	23,780
Technology Asset - 7 year life	12,160
Customer Relationship - 20 year life	144,120
Total	180,060

E – To remove private equity distribution fees from historical Royston totaling $567K for a 9-month period and $756K for a 12-month period that will not carryover to LSI.

F – To record the elimination of historical Royston interest expense of $12.2 million annually and $7.6 million over 9 months, and also record interest expense on borrowed funds to purchase Royston totaling $240 million plus existing revolver balance of $28M multiplied by the annual borrowing rate of 6.0% which equates to $15.6 million annually and $11.7 million over 9 months.

G – To apply a 21% statutory tax rate to the net effect of all proforma adjustments.